Exhibit 10.12

FOURTH AMENDMENT OF

ALERUS FINANCIAL CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended and Restated Effective January 1, 2013)

THIS INSTRUMENT, amending the Alerus Financial Corporation Employee Stock Ownership Plan (“Plan”), is adopted by Alerus Financial Corporation, a Delaware corporation, (“Company”) and shall be effective as of the dates specified herein.

RECITALS

WHEREAS, the Company sponsors and maintains the Plan, a tax-qualified defined contribution retirement plan for the benefit of eligible employees of the Company and eligible employees of Participating Employers, that is currently embodied in a restated document dated January 1, 2013, as amended; and

WHEREAS, pursuant to Section 13.1 of the Plan, the Company may amend the Plan at any time, subject to the conditions set forth in such section; and

WHEREAS, the Company desires to further amend the Plan;

NOW, THEREFORE, the Plan is hereby amended as follows:

Discretionary Amendments

1.Effective June 9, 2022, subsections (f) and (g) of Section 7.1 of the Plan are amended to read as follows:

(f)

A Safe Harbor Match Account shall be established for each Participant who receives Safe Harbor Match Contributions made pursuant to Sec. 5.13. Pursuant to Sec 13.5, all Safe Harbor Match Accounts shall be transferred in cash to the Alerus Financial Corporation Safe Harbor 401k Plan on or about June 9, 2022.

(g)

A Safe Harbor Match Dividend Account shall be established for each Participant for whom the Fund receives a cash dividend under Sec. 11.9 for Company Stock held in the Participant's Safe Harbor Match Account. Pursuant to Sec 13.5, all Safe Harbor Match Dividend Accounts shall be transferred in cash to the Alerus Financial Corporation Safe Harbor 401k Plan on or about June 9, 2022.

2.Effective January 1, 2022, Section 10.1(c) of the Plan is amended to read as follows:

(c)	For purposes of Sec. 10.1(b), a Participant's “required beginning date” is April 1 of the calendar year following the later of (i) the calendar year in which the

Participant attained age 70½, or (ii) the calendar year in which the Participant’s Termination of Employment occurs. However, clause (ii) of the previous sentence does not apply to any Participant who is a more than 5% owner of the Company (as defined in Code § 416) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70½.

3.Effective January 1, 2022, Section 10.1(i) of the Plan is amended to read as follows:

(i)

Notwithstanding any other Plan provision, if the total nonforfeitable value of a Participant’s Account as of the most recent Valuation Date preceding the date of distribution of benefits does not exceed $5,000, the Account shall be distributed in a lump sum, and shall not require the consent of the Participant or any Beneficiary. In the event of such mandatory distribution greater than $1,000, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Company will pay the distribution in a direct rollover to an individual retirement plan designated by the Company.

Compliance Amendments

4.Effective January 1, 2020, Section 10.1(g) of the Plan is amended to read as follows:

(g)

Notwithstanding any provision of the Plan to the contrary, distributions under this section shall be made in accordance with the requirements of Code § 401(a)(9), including the incidental death benefit requirements of Code § 401(a)(9)(G) and the regulations thereunder. For purposes of this Sec. 10.1(g), a Participant’s “required beginning date” is April 1 of the calendar year following the later of (i) the calendar year in which the Participant attained age 70½ (for Participants born before 07/01/1949) or age 72 (for Participants born after 06/30/1949), or (ii) the calendar year in which the Participant’s Termination of Employment occurs. However, clause (ii) of the previous sentence does not apply to any Participant who is a more than 5% owner of the Company (as defined in Code § 416) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70½ or age 72, as applicable. Notwithstanding other provisions of this Section 10.1 to the contrary, a Participant or Beneficiary who would have been required to receive required minimum distributions in 2020 (or paid in 2021 for the 2020 calendar year for a Participant with a required beginning date of 04/01/2021) but for the enactment of Code § 401(a)(9)(l) (“2020 RMDs”), may elect to receive those distributions. Unless the Participant or Beneficiary makes such an election, such individual who would have been required to receive a 2020 RMD will not receive this distribution.

5.Except as modified by this Fourth Amendment, the Plan shall be and remain in full force and effect.

IN WITNESS WHEREOF, Alerus Financial Corporation has caused this Fourth Amendment to be executed by its officer, who has been duly authorized by the Board of Directors, effective as of the dates specified herein.

ALERUS FINANCIAL CORPORATION

Date:	08/12/2022	, 2022	By:

			Its:	EVP, Chief Shared Services Officer